                             IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN


                       Financial Statements and Schedules

                           December 31, 1996 and 1995


                  (With Independent Auditors' Report Thereon)

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                               Table of Contents
                               -----------------


                                                                           Page
                                                                           ----

Independent Auditors' Report                                                 1

Financial statements for the years ended December 31, 1996 and 1995:

  Statements of Net Assets Available for Plan Benefits at
    December 31, 1996 and 1995                                             2-3

  Statements of Changes in Net Assets Available for Plan
    Benefits for the Years Ended December 31, 1996 and 1995                4-5

  Notes to financial statements                                            6-11

Supplemental schedules as of and for the year ended December 31, 1996:

  Item 27a Schedule of Assets Held for Investment Purposes - Income Fund    12

  Item 27a Schedule of Assets Held for Investment Purposes - Equity Fund    13

  Item 27a Schedule of Assets Held for Investment Purposes - Balanced Fund  14

  Item 27a Schedule of Assets Held for Investment Purposes - Common Stock
    Fund                                                                    15

  Item 27a Schedule of Assets Held for Investment Purposes - Employee Loan
    Fund                                                                    16

  Item 27d Schedule of Reportable (5%) Transactions                         17

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Pension Plan Trustees of Iroquois Bancorp, Inc.
     401(k) Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/KPMG PEAT MARWICK LLP

Syracuse, New York
March 14, 1997

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

              Statement of Net Assets Available for Plan Benefits

                               December 31, 1996


                                                                        Common      Employee
                                      Income     Equity    Balanced      Stock        Loan
   Assets                              Fund       Fund       Fund        Fund         Fund        Total
   ------                            --------    -------   --------    ---------    -------     --------
Investments:
  Cash                               $    --         --         300          --          --          300
  Money market funds                   17,863     87,563     55,104       23,428         --      183,958
  U.S. Government securities              --         --     108,836          --          --      108,836
  Corporate bonds                     324,457        --      44,362          --          --      368,819
  Contracts with insurance companies   19,441        --         --           --          --       19,441
  Common stocks                           --     841,613    176,856    1,979,140         --    2,997,609

  Preferred stock                      10,600        --         --           --          --       10,600
  Employees' loans                        --         --         --           --      204,552     204,552
                                      -------    -------    -------    ---------     -------   ---------
                                      372,361    929,176    385,458    2,002,568     204,552   3,894,115
                                      -------    -------    -------    ---------     -------   ---------

Receivables:
  Accrued interest and
    dividends                             268      2,098      3,431           55         --        5,852
                                      -------    -------    -------    ---------     -------   ---------
Net assets available for plan
  benefits                            372,629    931,274    388,889    2,002,623     204,552   3,899,967
                                      =======    =======    =======    =========     =======   =========



See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

              Statement of Net Assets Available for Plan Benefits

                               December 31, 1995


                                                                        Common     Employee
                                     Income     Equity    Balanced       Stock       Loan
   Assets                             Fund       Fund       Fund         Fund        Fund        Total
   ------                            ------     ------    --------      ------     --------      -----
Investments:
  Cash                              $    --        169          51         --          --          220
  Money market funds                   4,424   129,639      36,669      15,787         --      186,519
  U.S. Government securities             --        --       96,964         --          --       96,964
  Corporate bonds                    364,604       --       40,542         --          --      405,146
  Contracts with insurance
   companies                          49,158       --          --          --          --       49,158
  Common stocks                          --    594,332     134,680   1,482,917         --    2,211,929
  Preferred stock                     10,600       --          --          --          --       10,600
  Employees' loans                       --        --          --          --      229,111     229,111
                                    --------   -------     -------   ---------     -------   ---------
                                     428,786   724,140     308,906   1,498,704     229,111   3,189,647
                                    --------   -------     -------   ---------     -------   ---------

Receivables:
  Accrued interest and dividends         270     1,234       3,420          50         --        4,974
  Due from employees                   7,122    11,673       5,143       5,055         --       28,993
  Due from employer                      --        --          --        7,702         --        7,702
                                    --------    -------    -------    --------     -------   ---------
                                       7,392     12,907      8,563      12,807         --       41,669
                                    --------    -------    -------    --------     -------   ---------
Net assets available for plan
  benefits                           436,178    737,047    317,469    1,511,511    229,111   3,231,316
                                    ========    =======    =======    =========    =======   =========

See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Statement of Changes in Net Assets Available for Plan Benefits

                          Year ended December 31, 1996



                                                               Common     Employee
                                  Income   Equity   Balanced    Stock       Loan
                                   Fund     Fund      Fund       Fund       Fund       Total
                                 --------  -------  --------  ----------  ---------  ---------

Investment income:

 Dividends on Iroquois
  Bancorp, Inc. common
  stock                               --        --        --     37,765         --      37,765
 Interest and dividends            2,911    21,144    16,383        271     17,713      58,422
 Net appreciation in fair
  value of investments            23,853   155,362    30,446    459,858         --     669,519
                                 -------   -------   -------  ---------    -------   ---------
                                  26,764   176,506    46,829    497,894     17,713     765,706
                                 -------   -------   -------  ---------    -------   ---------

Contributions:
 Employees                        50,543   154,145    64,187     57,020         --     325,895
 Employer                             --        --        --    126,309         --     126,309
                                 -------   -------   -------  ---------    -------   ---------
                                  50,543   154,145    64,187    183,329         --     452,204
                                 -------   -------   -------  ---------    -------   ---------
  Total additions                 77,307   330,651   111,016    681,223     17,713   1,217,910
                                 -------   -------   -------  ---------    -------   ---------

Benefits paid to participants    142,677   158,524    40,900    180,414         --     522,515

Administrative expenses            2,828    11,353     5,543      7,020         --      26,744
                                 -------   -------   -------  ---------    -------   ---------

   Total deductions              145,505   169,877    46,443    187,434         --     549,259
                                 -------   -------   -------  ---------    -------   ---------


Transfers among funds              4,649    33,453     6,847     (2,677)   (42,272)         --
                                 -------   -------   -------  ---------              ---------
 Net increase(decrease)          (63,549)  194,227    71,420    491,112    (24,559)    668,651

Net assets available for plan
 benefits:

 Beginning of year               436,178   737,047   317,469  1,511,511    229,111   3,231,316
                                 -------   -------   -------  ---------    -------   ---------

 End of year                     372,629   931,274   388,889  2,002,623    204,552   3,899,967
                                 =======   =======   =======  =========    =======   =========




See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Statement of Changes in Net Assets Available for Plan Benefits

                          Year ended December 31, 1995


                                                       Common          Employee
                                 Income  Equity   Balanced   Stock       Loan
                                  Fund    Fund      Fund     Fund        Fund      Total
                                 ------  -------  --------  -------    --------  ---------
Investment income:

  Dividends on Iroquois
    Bancorp, Inc. common
    stock                            --       --        --     34,041        --     34,041
  Interest and dividends          6,666   18,120    13,695        365    13,250     52,096
  Net appreciation in fair
    value of investments         21,407  123,549    50,347    533,010        --    728,313
                                -------  -------   -------  ---------  --------  ---------
                                 28,073  141,669    64,042    567,416    13,250    814,450
                                -------  -------   -------  ---------  --------  ---------

Contributions:
  Employees                      71,289  119,652    60,730     22,976        --    274,647
  Employer                           --       --        --    107,965        --    107,965
                                -------  -------   -------  ---------  --------  ---------
                                 71,289  119,652    60,730    130,941        --    382,612
                                -------  -------   -------  ---------  --------  ---------

     Total additions             99,362  261,321   124,772    698,357    13,250  1,197,062
                                -------  -------   -------  ---------  --------  ---------

Benefits paid to participants    43,123   86,506    57,507    112,176        --    299,312

Administrative expenses           2,845    8,658     4,599      3,807        --     19,909
                                -------  -------   -------  ---------  --------  ---------

     Total deductions            45,968   95,164    62,106    115,983        --    319,221
                                -------  -------   -------  ---------  --------  ---------

Transfers among funds           (96,631)   6,925   (26,960)    44,757    71,909         --
                                -------  -------   -------  ---------  --------  ---------
  Net increase(decrease)        (43,237) 173,082    35,706    627,131    85,159    877,841

Net assets available for plan
  benefits:

  Beginning of year             479,415  563,965   281,763    884,380   143,952  2,353,475
                                -------  -------   -------  ---------   -------  ---------

  End of year                   436,178  737,047   317,469  1,511,511  229,111  3,231,316
                                =======  =======   =======  =========  =======  =========





See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements
                               December 31, 1996


(1)    Description of the Plan
       -----------------------

  The following description of the Iroquois Bancorp, Inc. 401(K) Savings Plan
  (Plan) is provided for general informational purposes only. Participants should refer to the Plan agreement for more complete information.

  General
  -------

  The Plan is a defined contribution plan sponsored by Iroquois Bancorp, Inc. (the "Company") for the benefit of its employees and the employees of its wholly owned subsidiaries, Cayuga Bank and The Homestead Savings (FA). Employees may elect to participate in the Plan after completion of 1,000 hours of service in a Plan year and attainment of age 21. Participants may not be subject to the terms of a collective bargaining agreement with the Company, or its subsidiaries.

  Description of Funds
  --------------------

  Participants elect to have their contributions allocated to any combination of the Plan's funds. The following is a description of the investment of each fund:

       Income Fund - Contracts issued by insurance companies, Series B preferred
       -----------
       stock of the Company, money market and other fixed income funds, interest-bearing savings accounts, term accounts and certificates of deposit.

       Equity Fund - Common stock, securities convertible into common stock and
       -----------
       money market funds.

       Balanced Fund - Common stock, securities convertible into common stock,
       -------------
       bonds, notes, debentures, and money market funds.

       Common Stock Fund - Common stock of the Company and money market funds or
       -----------------
       interest-bearing savings accounts.


  Contributions
  -------------

  Contributions to the Plan are determined as follows:

  (1) Employee contributions are 1% to 10% of the participant's compensation, as defined, and are subject to IRS limitations for any Plan year.

  (2) Employer matching contributions are equal to 50% of employee contributions for any Plan year up to 6% of compensation, as defined.
       The Company may also contribute to the Plan a discretionary amount as determined by the Board of Directors. The Company's contributions to the Plan must be allocated to the common stock fund, the purpose of which is to acquire common stock of the Company.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(1) Description of the Plan (continued)
    -----------------------

  Participants' Accounts
  ----------------------

  An account is maintained for each participant. The fair value of each participant's account is determined as of each valuation date. The change in the fair value of each participant's account includes the effect of employer and employee contributions, income collected or accrued, realized and unrealized appreciation or depreciation of assets, distributions, withdrawals, expenses, and all other transactions affecting the assets.

  Participants may elect to transfer their interest between funds in multiples of 10% of either account balance or annual contributions.

  Net investment income by fund is allocated to each participant's account based on the proportion in which the value of each participant's account bears to the total value of all participants' accounts.

  Participants who have attained age 59 1/2 may withdraw the portion of their account attributed to employee contributions prior to normal retirement (age
  65).

  Forfeitures are applied to the Company's matching and discretionary contributions as a reduction of those contributions.

  As of any valuation date, a participant with a hardship, as defined in the Internal Revenue Code, may withdraw funds available for hardship withdrawal.

  Participants have the right to borrow from their accounts, amounts not exceeding 50% of the participant's vested balance and not less than $1,000. The interest rate charged on employee loans is based on the prime rate at the time a loan is granted. Loans shall be for a period of not less than one year and not more than five years. These loans are subject to terms and conditions as set forth by the plan administrator.

  Vesting
  -------

  Cumulative employer contributions and related income become vested at the rate of 20% per year during the first five years of employment. After five years of employment, employer contributions vest immediately to the benefit of the employee. Upon attaining age 65, retirement, death, full or partial Plan termination, or a change in control of the Company, as defined, a participant becomes 100% vested in the portion of their accounts attributable to employer contributions.

  Payment of Benefits
  -------------------

  Vested benefits are payable in a lump-sum payment.

  Participants' Claims Upon Plan Termination
  ------------------------------------------

  Although it has not expressed any intent to do so, the Company may terminate the Plan, subject to the provisions of ERISA, at any time. In the event the Plan is terminated, participants will become fully vested in their asset accounts and their accounts will be paid to them as provided by the Plan document.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(2) Summary of Significant Accounting Policies
    ------------------------------------------

  Basis of Presentation
  ---------------------

  The accompanying financial statements have been prepared on the accrual basis of accounting, adjusted for fair value changes of assets. Management of the Plan has made estimates and assumptions relating to the reporting of net assets available for plan benefits to prepare the financial statements. Actual results could differ from those estimates.

  Investment Valuation and Income Recognition
  -------------------------------------------

  Marine Midland Bank, N.A. is Custodian and Trustee for the Plan. Clover Capital Management, Inc. manages the equity and balanced funds and Marine Midland Bank, N.A. manages the income, common stock and employee loan funds.

  The Plan's investments are stated at fair value. The fair values are determined as follows:

  Stocks and corporate bonds are valued at the closing prices on national exchanges.

  Investments in certificates of deposit, money market funds, savings accounts and employee loans are stated at cost which approximates fair value.

  Investments in U.S. Government and U.S. Government Agency obligations are stated at fair value based on quoted market prices.

  Investment contracts with insurance companies are stated at the cost of the underlying contract plus interest earned to date as reported to the Plan, which approximates fair value.

  Security transactions are accounted for on a trade date basis. Realized gains and losses on securities are derived using the specific identification method for determining the cost of securities.

  Administrative Expenses
  -----------------------

  All normal expenses of operating and administering the Plan are paid by the Plan except to the extent paid by the Company.

  Federal Income Taxes
  --------------------

  The Internal Revenue Service issued its latest determination letter on November 3, 1993 which stated that the Plan and its underlying trust qualify under the applicable provisions of the Internal Revenue Code and, therefore, are exempt from federal income taxes. In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(3)  Investments
     -----------

  The following table presents the fair value of investments. Investments that represent 5 percent or more of the Plan's net assets available for plan benefits are separately identified.


December 31, 1996

                                       Number of
                                       Shares or
                                       Principal
                                        Amount
                                       ---------  ----------------------------------------------------------
                                                                               Common      Employee
                                                  Income   Equity   Balanced    Stock        Loan
                                                   Fund     Fund      Fund      Fund         Fund    Total
                                                  -------  -------  --------  ---------    -------- --------
Investments at Fair Value
as Determined by Quoted
Market Price:
  Cash                                        --       --       --       300         --         --        300
  Money market funds                     183,958   17,863   87,563    55,104     23,428         --    183,958
  U.S. Government securities             103,207       --       --   108,836         --         --    108,836
  Corporate bonds:
    Marine Midland Collective Trust       16,684  324,457       --        --         --         --    324,457
    Other                                 45,000       --       --    44,362         --         --     44,362
  Common stocks:
    Iroquois Bancorp, Inc.               116,420       --       --        --  1,979,140         --  1,979,140
    Other                                 46,106       --  841,613   176,856         --         --  1,018,469
  Preferred stock                            106   10,600       --        --         --         --     10,600
                                                  -----------------------------------------------------------
                                                  352,920  929,176   385,458  2,002,568         --  3,670,122

Investments valued at cost
plus interest earned which
approximates fair value:
  Fixed rate interest contracts
  (6.64% maturing December 31, 1996)      19,441   19,441       --        --         --         --     19,441

Investments valued at cost,
which approximates fair value:
  Employee loans                                       --       --        --         --    204,552    204,552
                                                  372,361  929,176   385,458  2,002,568    204,552  3,894,115
                                                  ============================================================

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(3)  Investments  (continued)
     -----------

December 31, 1995

                                      Number of
                                      Shares or
                                      Principal
                                        Amount
                                      --------- -------------------------------------------------------------
                                                                                  Common    Employee
                                                 Income   Equity    Balanced       Stock      Loan
                                                  Fund     Fund       Fund         Fund       Fund      Total
                                                -------  -------  ----------    ---------   --------    -----
Investments at Fair Value
as Determined by Quoted
Market Price:
  Cash                                      --       --      169          51          --        --        220
  Money market funds:
    Provident Institutional Funds      166,308       --  129,639      36,669          --        --    166,308
    Other                               20,211    4,424       --          --      15,787        --     20,211
  U.S. Government securities            90,051       --       --      96,964          --        --     96,964
  Corporate bonds:
    Marine Midland Collective Trust     19,912  364,604       --          --          --        --    364,604
    Other                               40,000       --       --      40,542          --        --     40,542
  Common stocks:
    Iroquois Bancorp, Inc.             114,177       --       --          --   1,482,917        --  1,482,917
    Other                               43,035       --  594,332     134,680          --        --    729,012
  Preferred stock                          106   10,600       --          --          --        --     10,600
                                                -------------------------------------------------------------
                                                379,628  724,140     308,906   1,498,704        --  2,911,378

Investments valued at cost
plus interest earned which
approximates fair value:
  Fixed rate interest contracts
  ($22,578 at 7.80% maturing
  December 31, 1995 and $26,580
  at 6.64% maturing December 31,
  1996)                                 49,158   49,158         --        --          --        --     49,158

Investments valued at cost,
which approximates fair value:
  Employee loans                                     --         --        --          --   229,111    229,111
                                                -------------------------------------------------------------
                                                428,786    724,140   308,906   1,498,704   229,111  3,189,647
                                                =============================================================

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(3)  Investments (continued)
     -----------


The Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $669,519 and $728,313 during 1996 and 1995, respectively, as follows:


                          Year ended December 31, 1996

                                                     Common    Employee
                     Income      Equity   Balanced    Stock       Loan
                      Fund        Fund      Fund      Fund        Fund    Total
                   ----------    ------   --------    ------    --------  -----
U.S. Government
  securities        $    --         --    (2,325)       --         --    (2,325)
Corporate bonds      23,853         --      (635)       --         --    23,218
Common stock             --    155,362    33,406   459,858         --   648,626
                    -----------------------------------------------------------
                    $23,853    155,362    30,446   459,858         --   669,519
                    ===========================================================



                          Year ended December 31, 1995

                                                     Common    Employee
                     Income      Equity   Balanced    Stock       Loan
                      Fund        Fund      Fund      Fund        Fund    Total
                    ---------    ------   --------   -------    --------  -----
U.S. Government
  securities        $    --         --     7,683        --         --     7,683
Corporate bonds      21,407         --     4,914        --         --    26,321
Common stock             --    123,549    37,750   533,010         --   694,309
                    -----------------------------------------------------------
                    $ 21,407   123,549    50,347   533,010         --   728,313
                    ===========================================================

                                                                      Schedule 1
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                                  Income Fund

                               December 31, 1996


  Number
 of Shares
or Par Value                 Description                  Cost    Fair Value
------------                 -----------                  ----    ----------

                Money Market Funds
                ------------------

  17,863        Marine Midland Collective Trust
                  Short Term Investment Funds           $ 17,863    $ 17,863
                                                        --------  ----------

                Corporate Bonds
                ---------------

  16,684        Marine Midland Collective Trust
                  Managed Guaranteed Investment
                  Contract                               285,437     324,457
                                                        --------  ----------

                Contracts with Insurance Companies
                ----------------------------------

                Group Pension Accounting Guaranteed
                  Interest Contract with State
                  Mutual Companies:

                  6.64% through December 31, 1996         19,441      19,441
                                                        --------  ----------

                Preferred Stock
                ---------------
     106  *     Iroquois Bancorp, Inc.                    10,600      10,600
                                                        --------  ----------

                                                        $333,341    $372,361
                                                        ========    ========


* Party in interest

                                                                      Schedule 2
                                                                      ----------


                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Item 27a - Schedule of Assets Held for Investment Purposes -
                                  Equity Fund

                               December 31, 1996


  Number
 of Shares
or Par Value                        Description             Cost     Fair Value
------------                        -----------             ----     ----------
                        Money Market Funds
                        ------------------


  87,563                Provident Institutional Funds       $87,563    $87,563
                                                            -------    -------

                        Common Stocks
                        -------------

   1,300                Amphenol Corp. - Cl A                26,728     28,925
     750                Avnet Inc.                           36,458     43,687
     700                California Microwave Inc.            18,638     10,413
   2,500                Canadian Natl Ry Co.                 59,560     95,000
   3,300                Comcast Corp. Cl A Special           61,087     58,783
   3,000                Frontier Corp.                       62,108     67,875
     500                Health & Retirement PPTYS SBI         4,758      9,625
     900                IEC Electrs Corp. New                15,574      7,425
     800                King World Productions Inc.          27,843     29,500
   1,000                Kroger Co.                           25,993     46,500
   1,500                Mariam Corp.                         16,922     19,500
     600                Meditrust                            13,366     24,000
   3,025                Medpartners Inc. New                 49,529     62,769
   1,300                Pall Corp.                           33,228     33,312
   2,205                Pier 1 Imports Inc.                  17,046     38,863
     600                Policy Mgmt Sys Corp.                18,291     27,675
   1,000                RJR Nabisco Hldgs Corp. New          33,362     34,000
     700                ROC Communities Inc.                 15,960     19,425
     450                Salick Health Care Inc.               5,652     18,000
   1,000                Sovran Self Storage Inc.             23,000     31,250
     900                Storage Tr Rlty Sh Ben Int           18,225     24,300
     700                Sungard Data Sys Inc.                 4,548     27,650
   1,800                Union Tax Pete Hldgs Inc.            34,065     40,275
   6,500                United Biscuit Group                 31,882     23,361
   1,200                Wheelabrator Technologies Inc.       18,660     19,500
                                                            -------    -------

                                                            672,483    841,613
                                                            -------    -------

                                                           $760,046   $929,176
                                                           ========   ========

                                                                      Schedule 3
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                                 Balanced Fund

                               December 31, 1996

  Number
 of Shares
or Par Value               Description                 Cost    Fair Value
------------               -----------               --------  ----------

          --  Cash                                   $    300    $    300
              ----                                    -------     -------

              Money Market Funds
              ------------------

      55,104  Provident Institutional Funds          $ 55,104    $ 55,104
                                                      -------     -------

              U.S. Government Securities
              --------------------------

       5,000  U.S. Treasury Note 6.25% 1/31/97          5,059       5,002
      10,000  U.S. Treasury Note 6.00% 12/31/97         9,987      10,036
      10,000  U.S. Treasury Note 9.25% 8/15/98         10,103      10,521
      20,000  U.S. Treasury Note 5.50% 4/15/00         19,954      19,644
      15,000  U.S. Treasury Note 7.50% 2/15/05         15,293      16,043
      10,000  U.S. Treasury Note 9.375% 2/15/06        10,557      12,034
      25,000  U.S. Treasury Note 7.50% 11/15/16        26,109      27,062
       8,207  GNMA GTD Pass thru Ctf Pool #212177       8,507       8,494
                                                      -------     -------
                                                      105,569     108,836

              Corporate Bonds
              ---------------

      10,000  Abbott Labs NT 5.60% 10/01/03             9,323       9,458
      15,000  Canandaigua Wine Inc. SR NT
                   8.75% 12/15/03                      14,606      14,625
      10,000  Chrysler Corp. NT 10.40% 8/1/99          11,525      10,250
      10,000  Martel Inc. SR NT 6.875% 8/1/97           9,731      10,029
                                                      -------     -------
                                                       45,185      44,362
                                                      -------     -------


              Common Stocks
              -------------

         600  Amphenol Corp.                           12,003      13,350
         200  Avnet Inc.                                9,722      11,650
         300  California Microwave Inc.                 7,987       4,462
         400  Canadian Natl Ry Co.                      9,150      15,200
         700  Comcast Corp. Cl A                       13,194      12,469
         500  Frontier Corp.                           10,219      11,313
         200  King World Productions Inc.               6,930       7,375
         300  Kroger Co.                                7,798      13,950
         150  Meditrust                                 2,542       6,000
         726  Medpartners Inc. New                     11,436      15,064
         400  Pall Corp.                               10,224      10,250
         300  RJR Nabisco Hldgs Corp. New              10,008      10,200
         300  ROC Communities Inc.                      6,615       8,325
         300  Storage Tr Rlty Sh Ben Int                6,590       8,100
         300  Sungard Data Sys Inc.                     1,955      11,850
         500  Union Tax Pete Hldgs Inc.                 9,463      11,188
       1,700  United Biscuit Group                      8,338       6,110
                                                      -------     -------
                                                      144,174     176,856
                                                      -------     -------

                                                     $350,332    $385,458
                                                     ========    ========

                                                                      Schedule 4
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                               Common Stock Fund

                               December 31, 1996


 Number
of Shares               Description                        Cost       Fair Value
---------               -----------                        ----       ----------

              Money Market Funds
              ------------------

 23,428       Marine Midland Collective Trust
                Short Term Investment Fund              $   23,428    $   23,428
                                                         ---------     ---------

              Common Stocks
              -------------

116,420  *    Iroquois Bancorp, Inc.                     1,094,575     1,979,140
                                                         ---------     ---------

                                                        $1,118,003    $2,002,568
                                                         =========     =========



* Party In Interest

                                                                      Schedule 5
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                               Employee Loan Fund

                               December 31, 1996



  Par
 Value               Description                          Cost        Fair Value
--------             -----------                          ----        ----------

          Employees' Loans
          ----------------

          Loans to Employees at various rates
          ranging from 6.0% to 9.0% with
          maturities ranging from 1 year to
204,552   5 years                                       $204,552       $204,552
                                                        ========       ========

                                                                      Schedule 6
                                                                      ----------

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

             Item 27d - Schedule of Reportable (5%) Transactions -


                          Year ended December 31, 1996

                                                                                                   Value of
                                                                                                   Asset on
                                                     Purchase         Selling  Expenses           Transaction   Net Gain
Date         Party/Description                        Price            Price   Incurred   Cost       Date       or (loss)
----         -----------------                       --------         -------  --------  -------  -----------  ---------
Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund
             Directed                                      --         431,049      --    431,049     431,049        --

Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund
             Directed                                 452,130              --      --    452,130     452,130        --

Various      Iroquois Bancorp, Inc.
             Common Stock                             216,006              --      --    216,006     216,006        --

Various      Marine Midland Bank
             Provident Institutional Funds                 --         723,823      --    723,823     723,823        --

Various      Marine Midland Bank
             Provident Institutional Funds            700,182              --      --    700,182     700,182        --